   As filed with the Securities and Exchange Commission on February 3, 2000

                                                                File No. _______

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                        AMERICAN REALTY INVESTORS, INC.
            (Exact name of registrant as specified in its charter)


                  Nevada                                  75-2847135
 (State of incorporation or organization)   (I.R.S. Employer Identification No.)

10670 North Central Expressway, Suite 600                    75231
               Dallas, Texas                              (Zip Code)
 (Address of principal executive offices)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [_]

Securities to be registered pursuant to Section 12(b) of the Act:

             Title of each class                 Name of each exchange on which
             to be so registered                 each class is to be registered

   Common Stock, $.01 par value per share            New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)
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Item 1.   Description of Registrant's Securities to be Registered

     The description of the registrant's securities to be registered hereby is incorporated by reference from the description thereof set forth under the heading "Description of Capital Stock" in the proxy statement/prospectus contained in the registrant's Registration Statement on Form S-4, as amended, initially filed with the Securities and Exchange Commission (Registration No. 333-93969) on December 30, 1999.


Item 2.   Exhibits

     I.   Not applicable.

     II.  The following exhibits are filed herewith and made a part hereof:


Exhibit
Number
------

1.1 Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-93969) as filed with the Securities and Exchange Commission on February 3, 2000.

4.1  Articles of Incorporation of the Registrant.

4.2  By-laws of the Registrant.

5.1* Specimen Common Stock Certificate

___________
*To be filed by amendment.
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        AMERICAN REALTY INVESTORS, INC.



                                        By:  /s/ Thomas A. Holland
                                             -----------------------------------
                                             Thomas A. Holland, Executive Vice
                                             President


Date: February 3, 2000